Capital Emerging Markets Total
Opportunities Fund
6455 Irvine Center Drive
Irvine, California 92618

October 19, 2011

Capital Guardian Trust Company
333 South Hope Street
Los Angeles, CA  90071

Re: Investment Letter

Gentlemen and Ladies:

Capital Emerging Markets Total Opportunities Fund, a Delaware statutory trust (the “Trust”), hereby offers to sell to you one share of beneficial interest, no par value, (the “Share”) at a price of $10.00 per share upon the following terms and conditions:

You agree to pay to the Trust the aggregate purchase price of $10.00 against delivery of a statement confirming the registration of the Share in your name.

You represent to the Trust that you are purchasing the Share for your own account for investment purposes and not with the present intention of redeeming or reselling the Share and that the purchase price of such Share is in payment for an equity interest and does not represent a loan or temporary advance by you.

Very truly yours,

CAPITAL EMERGING MARKETS TOTAL
OPPORTUNITES FUND

By        /s/ Courtney R. Taylor
             Courtney R. Taylor
Secretary

Confirmed and agreed to October 19, 2011

CAPITAL GUARDIAN TRUST COMPANY

By        /s/Michael A. Burik
Michael A. Burik
Senior Vice President and Senior Counsel

Capital Emerging Markets Total
Opportunities Fund
6455 Irvine Center Drive
Irvine, California 92618

October 26, 2011

Capital Group International, Inc.
333 South Hope Street
Los Angeles, CA  90071

Re: Investment Letter

Gentlemen and Ladies:

Capital Emerging Markets Total Opportunities Fund, a Delaware statutory trust (the “Trust”), hereby offers to sell to you 9,999 shares of beneficial interest, no par value, (the “Shares”) at a price of $10.00 per share upon the following terms and conditions:

You agree to pay to the Trust the aggregate purchase price of $99,990.00 against delivery of a statement confirming the registration of the Shares in your name.

You represent to the Trust that you are purchasing the Shares for your own account for investment purposes and not with the present intention of redeeming or reselling the Shares and that the purchase price of such Shares is in payment for an equity interest and does not represent a loan or temporary advance by you.

Very truly yours,

CAPITAL EMERGING MARKETS TOTAL
OPPORTUNITES FUND

By        /s/ Courtney R. Taylor
             Courtney R. Taylor
Secretary

Confirmed and agreed to October 26, 2011

CAPITAL GROUP INTERNATIONAL, INC.

By        /s/ Peter C. Kelly
Peter C. Kelly
Secretary